Exhibit 99.1

Investors and Shareholders:

Geoff Ribar

SiRF Technology Holdings, Inc.

(408) 392-8342

gribar@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for Second Quarter 2007

Second quarter revenue increases 23% from prior year

SAN JOSE, Calif.— July 31, 2007/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its second quarter ended June 30, 2007.

Net revenue in the second quarter of 2007 was $70.6 million, an increase of 23.4 percent from $57.2 million reported in the second quarter of 2006. Net revenue in the first six months of 2007 was $137.9 million, an increase of 25.5 percent from $109.9 million reported in the first six months of 2006. Gross margin in the second quarter of 2007 was 54.6 percent, as compared to 56.3 percent in the second quarter of 2006. Gross margin in the first six months of 2007 was 54.6 percent, as compared to 55.7 percent in the first six months of 2006.

Net income for the second quarter of 2007 was $2.1 million, or $0.04 per diluted share, based on 56.5 million diluted weighted average shares outstanding. This compares with net income of $1.7 million, or $0.03 per diluted share, based on 56.0 million diluted weighted average shares outstanding in the second quarter of 2006.

Net income for the first six months of 2007 was $4.9 million, or $0.09 per diluted share, based on 56.4 million diluted weighted average shares outstanding. This compares with net loss of $9.3 million, or $0.18 per diluted share, based on 50.7 million diluted weighted average shares outstanding in the first six months of 2006. The increase in net income for the first six months of 2007 as compared to the first six months of 2006 is primarily attributable to a one-time charge related to acquired in-process research and development associated with the acquisition of TrueSpan during the first six months of 2006, with no similar charge during the first six months of 2007.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of employee stock compensation expense, amortization of acquisition-related intangible assets, expenses related to acquisition-related contingent payments, and acquired in-process research and development. Non-GAAP net income for the second quarter of 2007 was $12.7 million, or $0.23 per diluted share, as compared to non-GAAP net income of $11.0 million, or $0.20 per diluted share for the second quarter of 2006. Non-GAAP net income for the second quarter of 2007 excludes $8.8 million in employee stock compensation expense, $1.0 million in amortization of acquisition-related intangibles, and $0.7 million of expenses related to acquisition-related contingent payments. Non-GAAP net income for the second quarter of 2006 excludes $6.9 million in employee stock compensation expense, $1.4 million in amortization of acquisition-related intangibles, and $1.1 million in expenses related to acquisition-related contingent payments. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the second quarter of 2007 were 56.5 million, compared to 56.0 million for the second quarter of 2006. Refer to the itemized reconciliation between net income on a GAAP basis and non-GAAP basis for the second quarter of 2007 and 2006 below.

Non-GAAP net income for the first six months of 2007 was $24.7 million, or $0.44 per diluted share, as compared to non-GAAP net income of $19.8 million, or $0.39 per diluted share for the first six months of 2006. Non-GAAP net income for the first six months of 2007 excludes $16.1 million in employee stock compensation expense, $2.1 million in amortization of acquisition-related intangibles, and $1.5 million of expenses related to acquisition-related contingent payments. Non-GAAP net income for the first six months of 2006 excludes $11.6 million in employee stock compensation expense, $2.7 million in amortization of acquisition-related intangibles, $1.5 million in expenses related to acquisition-related contingent payments and $13.3 million of charges recorded for acquired in-process research and development. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first six months of 2007 were 56.4 million, compared to 50.7 million for the second quarter of 2006. Refer to the itemized reconciliation between net income on a GAAP basis and non-GAAP basis for the first six months of 2007 and 2006 below.

Total cash, cash equivalents and short-term investments were $211.0 million at June 30, 2007, compared with $170.2 million at December 31, 2006. Long-term investments were $2.0 million at June 30, 2007, compared with $26.4 million at December 31, 2006.

“This was another good quarter for SiRF. The momentum behind GPS location technology continues to accelerate with SiRF-based new product announcements coming from customers in all our market segments,” said Dr. Michael Canning, President and CEO.

Q2’2007 Highlights and Business Outlook:

•

We believe that we significantly strengthened our position in the PND and automotive markets by signing a definitive agreement to acquire Centrality Communications Inc, a leading developer of navigation processor solutions for mobile navigation devices, for total consideration of $283 million in stock and cash. Founded in 1999, Centrality has developed a range of system on a chip (SoC) offerings that bring high quality navigation and multimedia experience to consumers in mobile environments. Headquartered in Redwood City, California, Centrality has more than 190 employees and a worldwide presence with its main development center in Shanghai, China. We believe this acquisition gives us a strong value-added SoC product portfolio and expands our cost effective engineering capabilities to deliver multifunction products that address the needs of emerging convergence mobile devices.

•

Our flagship SiRFstarIII/LT product was selected to provide the GPS functionality for the Intel’s Ultra Mobile PC (UMPC) and Mobile Internet Device (MID) reference platforms. We believe that these platforms provide a great opportunity to expand the usage of location enabled applications in the mobile consumer and enterprise markets.

•

We announced our SiRFDiRect technology, targeted at the PND market that combines GPS and dead-reckoning (DR) sensor measurements to deliver high quality positioning, even in the worst GPS signal conditions. Employing sophisticated algorithms that take advantage of closely coupled GPS and DR sensor measurements this technology will significantly improve the user experience in obstructed environments, without the installation inconvenience and high cost of traditional in-dash navigation systems.

•	At the Computex show Mio, a leader in the PND market, announced their NavsteadiT integrated DR platform for portable navigation devices, which is based on the SiRFDiRect technology

•

Many new PNDs with SiRFstarIII architecture were announced and others moved into volume production from leading vendors such as Garmin, Magellan, Mio, Navigon, Via Michelin, etc. While some of these are entry level PNDs, others include convergence devices with multimedia functions such as Mobile TV.

•

Renesas Technology Corp. has licensed SiRF GPS baseband IP blocks to location-enable its new SuperH™ Family SH7775, a SoC solution designed for high-performance car information systems (CIS). This relationship with Renesas, the leading in-vehicle platform supplier in Japan, will strengthen SiRF’s position into the automotive market in Japan and elsewhere.

•

We are seeing very good success in the production ramp up of the GPS enabled handsets, such as the RIM 8800, launched earlier in the year, as these get deployed by more operators worldwide. We have also seen an increase in design activity for the GPS integration into the wireless platforms, such as NXP for the next generation handsets.

•

SiRF and OpenWave announced a collaboration to bring location awareness to Mobile Widgets. OpenWave, a leading provider of software products and services for the communications industry, will integrate SiRFstudio Location APIs with Openwave’s Mobile AJAX Platform.

Quarterly conference call details:

SiRF will host a conference call on Tuesday, July 31, 2007, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its second quarter 2007 financial results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http://www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (800) 905-0392 (domestic) or (785) 830-1913 (international) approximately 10 minutes prior to the start time. The conference id is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. The telephone playback of the conference call can be accessed by dialing (800) 723-5782.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities, such as Bluetooth, in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its location technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes amortization of acquisition-related intangibles, employee stock compensation expense, acquired in-process research and development, and expenses related to acquisition-related contingent payments, and the non-GAAP measures, which exclude this information, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

•

Stock compensation expense: Our operating expenses include stock compensation expense recorded pursuant to SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. We believe it is useful to highlight the effect of this stock compensation expense on our condensed statement of operations. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

•

Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net income because these costs are associated with the acquisition of entities that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•

Expenses related to acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. These non-GAAP adjustments are intended to reflect additional acquisition-related payments and are not directly associated with our continuing operations. We believe these adjustments are useful to investors as this expense is not part of our continuing operations.

•

Acquired in-process research and development: SiRF incurred one-time charges in connection with the acquisition of TrueSpan during the first quarter of 2006 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our non-GAAP net income. In-process research and development consists of technology projects which, as of acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding the wireless market growth, our position in the personal navigation device and automotive markets, anticipated benefits of our pending acquisition of Centrality Communications, Inc., expected benefits of Intel’s platforms that incorporate our products, benefits of our SiRFDiRect technology, benefits of our relationship with Renesas, including strengthening our position in Japan’s automotive market, our collaboration with OpenWave, the benefits to our management and investors of using non-GAAP measurements, the purpose of using non-GAAP measurement, the recurrence of these expenses in the future and the contribution of stock-based compensation to our revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2007 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	June 30, 2007 (Unaudited)(2)	December 31, 2006 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$134,005	$133,817
Marketable securities	76,987	36,391
Accounts receivable, net	30,514	18,375
Inventories	18,583	16,472
Current deferred tax assets	11,337	11,743
Prepaid expenses and other current assets	5,761	6,912

Total current assets	277,187	223,710
Long-term investments	2,012	26,412
Property and equipment, net	9,871	8,469
Goodwill	57,814	55,967
Identified intangible assets, net	17,474	19,680
Long-term deferred tax assets	38,043	31,620
Other long-term assets	832	805

Total assets	$403,233	$366,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,043	$15,883
Accrued payroll and related benefits	9,621	10,508
Other accrued liabilities	5,701	4,127
Deferred margin on shipments to distributors	4,607	1,256
Deferred revenue	372	574
Advance contract billings	162	478
Rebates payable to customers	3,415	5,334
Current portion of long-term obligations	115	189

Total current liabilities	39,036	38,349
Long-term deferred and other tax liabilities	462	462
Long-term obligations	1,399	509
Long-term income taxes payable	1,551	—

Total liabilities	42,448	39,320

Commitments and Contingencies
Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	384,968	355,690
Accumulated other comprehensive loss	(142)	(142)
Accumulated deficit	(24,046)	(28,210)

Total stockholders’ equity	360,785	327,343

Total liabilities and stockholders’ equity	$403,233	$366,663

(1)

The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2006 as presented in its December 31, 2006 Form 10-K.

(2)

On January 1, 2007, the Company adopted EITF No. 06-02, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43 and FIN 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. The impact of changes in accrued payroll and related benefits, long term deferred and other tax liabilities, and long-term obligations resulting from adoption of these new accounting pronouncements were recorded as cumulative effect adjustments to the opening balance of accumulated deficit in the June 30, 2007 condensed consolidated balance sheet.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenue:
Product revenue	$68,966	$54,386	$134,764	$104,549
License royalty revenue	1,635	2,784	3,101	5,301

Net revenue	70,601	57,170	137,865	109,850
Cost of revenue:
Cost of product revenue (includes stock compensation expense of $313 and $195 for the three months ended June 30, 2007 and 2006, respectively, and $539 and $260 for the six months ended June 30, 2007 and 2006, respectively)	32,055	24,998	62,575	48,623

Gross profit	38,546	32,172	75,290	61,227
Operating expenses:
Research and development (includes stock compensation expense of $4,940 and $4,528 for the three months ended June 30, 2007 and 2006, respectively, and $9,303 and $7,838 for the six months ended June 30, 2007 and 2006, respectively)	22,838	19,376	44,005	36,401
Sales and marketing (includes stock compensation expense of $1,613 and $965 for the three months ended June 30, 2007 and 2006, respectively, and $2,617 and $1,623 for the six months ended June 30, 2007 and 2006, respectively)	6,373	4,583	12,500	9,032
General and administrative (includes stock compensation expense of $1,944 and $1,194 for the three months ended June 30, 2007 and 2006, respectively, and $3,679 and $1,878 for the six months ended June 30, 2007 and 2006, respectively)	8,416	4,761	14,901	8,528
Amortization of acquisition-related intangibles	1,040	1,383	2,123	2,706
In-process research and development	—	—	—	13,251

Total operating expenses	38,667	30,103	73,529	69,918

Operating (loss) income	(121)	2,069	1,761	(8,691)
Other income, net	2,376	1,364	4,346	2,666

Net income (loss) before provision for income taxes	2,255	3,433	6,107	(6,025)
Provision for income taxes	118	1,746	1,166	3,253

Net income (loss)	$2,137	$1,687	$4,941	$(9,278)

Net income (loss) applicable to common stockholders per share:
Basic	$0.04	$0.03	$0.09	$(0.18)

Diluted	$0.04	$0.03	$0.09	$(0.18)

Weighted average number of shares used in per share calculations:
Basic	52,816	51,129	52,497	50,660

Diluted	56,461	56,024	56,391	50,660

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Three months ended June 30,
	2007			2006
	GAAP	Reconciling Items	Non-GAAP	GAAP	Reconciling Items	Non-GAAP
Revenue:
Product revenue	$68,966		$68,966	$54,386		$54,386
License royalty revenue	1,635		1,635	2,784		2,784

Net revenue	70,601		70,601	57,170		57,170
Cost of revenue:
Cost of product revenue (a)	32,055	(313)	31,742	24,998	(195)	24,803

Gross profit	38,546		38,859	32,172		32,367
Operating expenses:
Research and development (b)	22,838	(5,670)	17,168	19,376	(5,622)	13,754
Sales and marketing (b)	6,373	(1,613)	4,760	4,583	(965)	3,618
General and administrative (b)	8,416	(1,944)	6,472	4,761	(1,194)	3,567
Amortization of acquisition-related intangibles	1,040	(1,040)	—	1,383	(1,383)	—

Total operating expenses	38,667		28,400	30,103		20,939

Operating (loss) income	(121)		10,459	2,069		11,428
Other income, net	2,376		2,376	1,364		1,364

Net income before provision for income taxes	2,255		12,835	3,433		12,792
Provision for income taxes	118		118	1,746		1,746

Net income	$2,137		$12,717	$1,687		$11,046

Net income applicable to common stockholders per share:
Basic	$0.04		$0.24	$0.03		$0.22

Diluted	$0.04		$0.23	$0.03		$0.20

Weighted average number of shares used in per share calculations:
Basic	52,816		52,816	51,129		51,129

Diluted	56,461		56,461	56,024		56,024

(a) Cost of product revenue includes:
Stock compensation expense	$313	(313)	$—	$195	(195)	$—

(b) Operating expenses include the following stock compensation expense:
Research and development	$4,940	(4,940)	$—	$4,528	(4,528)	$—
Sales and marketing	1,613	(1,613)	—	965	(965)	—
General and administrative	1,944	(1,944)	—	1,194	(1,194)	—

	$8,497		$—	$6,687		$—

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended June 30,
	2007	2006
GAAP net income	$2,137	$1,687
Stock compensation expense	8,810	6,882
Amortization of acquisition-related intangibles	1,040	1,383
Acquisition-related contingent payments	730	1,094

Non-GAAP net income	$12,717	$11,046

Weighted average number of shares used in non-GAAP diluted per share calculations	56,461	56,024

Non-GAAP diluted net income per share	$0.23	$0.20

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Six months ended June 30,
	2007			2006
	GAAP	Reconciling Items	Non-GAAP	GAAP	Reconciling Items	Non-GAAP
Revenue:
Product revenue	$134,764		$134,764	$104,549		$104,549
License royalty revenue	3,101		3,101	5,301		5,301

Net revenue	137,865		137,865	109,850		109,850
Cost of revenue:
Cost of product revenue (a)	62,575	(539)	62,036	48,623	(260)	48,363

Gross profit	75,290		75,829	61,227		61,487
Operating expenses:
Research and development (b)	44,005	(10,783)	33,222	36,401	(9,315)	27,086
Sales and marketing (b)	12,500	(2,617)	9,883	9,032	(1,623)	7,409
General and administrative (b)	14,901	(3,679)	11,222	8,528	(1,878)	6,650
Amortization of acquisition-related intangibles	2,123	(2,123)	—	2,706	(2,706)	—
In-process research and development	—		—	13,251	(13,251)	—

Total operating expenses	73,529		54,327	69,918		41,145

Operating income (loss)	1,761		21,502	(8,691)		20,342
Other income, net	4,346		4,346	2,666		2,666

Net income (loss) before provision for income taxes	6,107		25,848	(6,025)		23,008
Provision for income taxes	1,166		1,166	3,253		3,253

Net income (loss)	$4,941		24,682	$(9,278)		19,755

Net income applicable to common stockholders per share:
Basic	$0.09		$0.47	$(0.18)		$0.39

Diluted	$0.09		$0.44	$(0.18)		$0.39

Weighted average number of shares used in per share calculations:
Basic	52,497		52,497	50,660		50,660

Diluted	56,391		56,391	50,660		50,660

(a) Cost of product revenue includes:
Stock compensation expense	$539	(539)	$—	$260	(260)	$—

(b) Operating expenses include the following stock compensation expense:
Research and development	$9,303	(9,303)	$—	$7,838	(7,838)	$—
Sales and marketing	2,617	(2,617)	—	1,623	(1,623)	—
General and administrative	3,679	(3,679)	—	1,878	(1,878)	—

	$15,599		$—	$11,339		$—

An itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis is as follows:

	Six months ended June 30,
	2007	2006
GAAP net (loss) income	$4,941	$(9,278)
Stock compensation expense	16,138	11,599
Amortization of acquisition-related intangibles	2,123	2,706
Acquisition-related contingent payments	1,480	1,477
In-process research and development	—	13,251

Non-GAAP net income	$24,682	$19,755

Weighted average number of shares used in non-GAAP diluted per share calculations	56,391	50,660

Non-GAAP diluted net income per share	$0.44	$0.39